SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 21, 1999

                            SUNSTAR HEALTHCARE, INC.
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             (Exact Name of Registrant as Specified in its Charter)


             Delaware                       1-14382                           59-3361076
 (State or Other Jurisdiction of    (Commission File Number)  (I.R.S. Employer Identification No.)
         Incorporation)


         300 International Parkway, Suite 230
              Heathrow, Florida                                  32746
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  (Address of Principal Executive Offices)                    (Zip Code)


(Registrant's telephone number, including area code):   (407) 304-1066


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

 Item 5.      Other Events
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         The Company has completed a private placement of Units (the "Offering")
under Regulation D to persons who qualify as "accredited investors" (as defined in Rule 501 under the Securities Act of 1933 (the "Act")). Each Unit consists of: (i) one share of Series A Preferred Stock (the "Preferred Stock"), par value $.001 per share, of the Company, convertible into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), at an initial conversion price of $3.75 per share of Common Stock, subject to adjustment, and accruing dividends at the cumulative rate of 10% per share per annum; and (ii) one warrant (the "Warrants") to purchase one share of Common Stock at $5.00 per share up to 60 months from the date of the Offering. The conversion price of the Preferred Stock automatically adjusts upon each of the second and fourth anniversaries of the initial closing of the Offering to an amount per share of Common Stock equal to 75% of the average bid price of the Common Stock for the 90 days preceding each such anniversary; provided that such conversion price shall not be so adjusted to be less than $2.75 per share. The purchase price per Unit was $10.00.

              The Company sold a total of 501,425 Units in the Offering, resulting in gross proceeds to the Company of $5,014,250. After deducting commissions and expenses of the Offering, the Company raised net proceeds of approximately $4,242,398. The Company intends to utilize these proceeds, along with existing funds, primarily towards expansion and growth plans, compliance with Florida statutory equity requirements for HMOs, increased HMO membership through sales, marketing and related expenses and working capital.

              The Offering included an obligation of the Company to file a registration statement with the Securities and Exchange Commission covering all of the shares of Common Stock underlying the Preferred Stock and the Warrants, subject to a one-year holding period commencing upon the commencement date of the Offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 21, 1999                SUNSTAR HEALTHCARE, INC.


                                       By: /s/ David A. Jesse
                                           -------------------------------------
                                              David A. Jesse
                                              Executive Vice President and
                                               Chief Operating Officer



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